   As filed with the Securities and Exchange Commission on February 9, 1998
                                              Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                _______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                _______________

                      PEDIATRIC SERVICES OF AMERICA, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                           58-1873345
  (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                         Identification No.)

                310 TECHNOLOGY PARKWAY, NORCROSS, GEORGIA  30092
          (Address of principal executive offices, including zip code)



   PEDIATRIC SERVICES OF AMERICA, INC. AMENDED AND RESTATED STOCK OPTION PLAN
                                      AND
        PEDIATRIC SERVICES OF AMERICA, INC. DIRECTORS STOCK OPTION PLAN
                           (Full title of the plans)

                                _______________



         SUSAN E. DIGNAN, ESQ.                               COPY TO:
           GENERAL COUNSEL                             THOMAS WARDELL, ESQ.
  PEDIATRIC SERVICES OF AMERICA, INC.               LONG ALDRIDGE & NORMAN LLP
        310 TECHNOLOGY PARKWAY                      303 PEACHTREE STREET, N.E.
       NORCROSS, GEORGIA  30092                            SUITE 5300
(Name and address of agent for service)            ATLANTA, GEORGIA  30308-3201
           (404) 441-1580                                (404) 527-4000
(Telephone number, including area code,
        of agent for service)

     If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

===================================================================================
Title of                             Proposed           Proposed
securities            Amount          maximum           maximum          Amount of
to be                 to be       offering price       aggregate       registration
registered        registered (1)   per share (2)   offering price (2)     fee (2)
====================================================================================
Common Stock,
$.01 par value
per share             1,050,000
                        205,000
                      ---------
Total:                1,255,000           $19.00         $23,845,000          $7,226
====================================================================================

(1) The shares of Common Stock being registered represent (i) 1,050,000 shares of Common Stock that may be acquired pursuant to options available for grant in the future under the Pediatric Services of America, Inc. Amended and Restated Stock Option Plan (the "Stock Option Plan") and (ii) 205,000 shares of Common Stock that may be acquired pursuant to options available for grant in the future under the Pediatric Services of America, Inc. Directors Stock Option Plan (the "Directors Plan").

(2) The offering price for the shares is not presently determinable, is estimated pursuant to Rule 457(h)(1) solely for the purpose of calculating the registration fee, and is based upon the average of the high and low prices of the Registrant's Common Stock on February 3, 1998 as quoted on the Nasdaq National Market.

                                    PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

    The documents containing the information specified in Part I of the instructions to the Registration Statement on Form S-8 will be sent or given to participants in the Pediatric Services of America, Inc. Amended and Restated Stock Option Plan and the Pediatric Services of America, Inc. Directors Stock Option Plan as required by Rule 428(b)(1) of the rules promulgated under the Securities Act of 1933, as amended.

                                   PROSPECTUS

                      PEDIATRIC SERVICES OF AMERICA, INC.

                                 1,750,000 SHARES
                                  COMMON STOCK

                          ---------------------------


    This Prospectus relates to reoffers and resales by certain affiliates (the "Selling Stockholders") of Pediatric Services of America, Inc. (the "Company") of up to 1,750,000 shares of Common Stock, $.01 par value, of the Company (the "Common Stock"), issuable upon the exercise of stock options to be granted by the Company pursuant to the Company's Amended and Restated Stock Option Plan (the "Stock Option Plan"). The number of shares offered hereby may be adjusted as a result of events such as stock splits, stock dividends or similar transactions pursuant to the terms of the Stock Option Plan.

    The sale of the shares offered hereby may be effected from time to time on the Nasdaq National Market or such other national securities exchange or automated interdealer quotation system on which the shares of the Company's Common Stock are then listed, in transactions in the over-the-counter market or in negotiated transactions or through a combination of such methods of sale, at prevailing market prices or at negotiated prices.

    The shares of Common Stock of the Company are listed on the Nasdaq National Market under the trading symbol "PSAI." On February 5, 1998, the last reported sale price for the shares of Common Stock on the Nasdaq National Market was $20.25 per share.

                         -----------------------------


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
                SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                  EXCHANGE COMMISSION OR ANY STATE SECURITIES
                     COMMISSION PASSED UPON THE ACCURACY OR
                       ADEQUACY OF THIS PROSPECTUS.  ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                The date of this Prospectus is February 9, 1998.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN CONTEMPLATED AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT ANY INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               TABLE OF CONTENTS

                                                                      Page
                                                                      ----

AVAILABLE INFORMATION..............................................     1

GENERAL INFORMATION................................................     2

SELLING STOCKHOLDERS...............................................     2

MANNER OF SALE.....................................................     3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE....................     3

EXPERTS............................................................     3

LEGAL MATTERS......................................................     4

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning the Company can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the regional offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, the reports, proxy statements and other information can be obtained from the Commission's website at http:www.sec.gov. Quotations relating to the Common Stock appear on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company also can be inspected at the offices of the Nasdaq National Market, 1753 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus, which is a part of the Registration Statement, does not contain all the information set forth in, or annexed as exhibits to, the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits thereto. Copies of the Registration Statement, including exhibits, may be obtained from the aforementioned public reference facilities of the Commission upon payment of the prescribed fees or may be examined without charge at such facilities. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests should be directed to: Susan E. Dignan, General Counsel, Pediatric Services of America, Inc., 310 Technology Parkway, Norcross, Georgia 30092, telephone number 770-441-1580.

                              GENERAL INFORMATION

     The Company is a Delaware corporation with its principal executive offices at 310 Technology Parkway, Norcross, Georgia 30092. Its telephone number is
(770) 441-1580.

     Up to 1,750,000 shares of Common Stock offered hereby may be issued to the Selling Stockholders by the Company upon the exercise of stock options granted and available to be granted in the future pursuant to the Stock Option Plan.


                              SELLING STOCKHOLDERS

     The following table sets forth as of the date of this Prospectus the name of each person eligible to use this Prospectus as a Selling Stockholder, the number of shares of Common Stock beneficially owned by such Selling Stockholder prior to this offering, the number of shares that the Selling Stockholder is eligible to reoffer and resell hereby and the number of shares of Common Stock to be owned after the completion of the offering made hereby. According to rules adopted by the Commission, one is a "beneficial owner" of securities if one has or shares the power to vote or direct the voting or the disposition of the securities. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned. An asterisk (*) indicates beneficial ownership of less than 1% of the outstanding shares of Common Stock of the Company. The business address of each Selling Stockholder is 310 Technology Parkway, Norcross, Georgia 30092.

                        SHARES OWNED PRIOR                             SHARES OWNED AFTER
                            TO OFFERING                              COMPLETION OF OFFERING
                      -----------------------                       -----------------------
                                    PERCENT    NUMBER OF SHARES                  PERCENT
NAME                   NUMBER(1)   OF CLASS     OFFERED HEREBY      NUMBER       OF CLASS
----                  ----------   ----------  ----------------     -------     -----------
Joseph D. Sansone...   190,271(2)     2.9%           64,950         125,321        1.9%
Stephen M. Mengert..     5,000(3)      *              5,000               0         *
James R. Henderson..    49,200(4)      *             12,850          36,350         *
Charles P. Gaetano..     4,960(5)      *              4,250             650         *

(1) The number of shares shown includes shares that are not currently outstanding but which certain stockholders are entitled to acquire or will be entitled to acquire within 60 days herefrom upon the exercise of stock options. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by the particular stockholder or group but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2)  The shares indicated include 64,950 shares subject to options.
(3)  All of the shares indicated are subject to options.
(4)  The shares indicated include 12,850 shares subject to options.
(5)  The shares indicated include 4,250 shares subject to options.

     The positions held by the Selling Stockholders with the Company during the past three years are as follows:

     JOSEPH D. SANSONE. Mr. Sansone has been Chairman of the Board of Directors, President and Chief Executive Officer of the Company since its formation in 1989.

     STEPHEN M. MENGERT. Mr. Mengert began employment on July 15, 1996 as Senior Vice President, Chief Financial Officer, Secretary and Treasurer of the Company.

     JAMES R. HENDERSON. Mr. Henderson has served with the Company since its formation in 1989 and is currently the Company's Senior Vice President of Operations.

     CHARLES P. GAETANO. Mr. Gaetano began his employment with the Company on April 1, 1995 in connection with the Company's purchase of Pediatric Partners, Inc.


                                 MANNER OF SALE

     The offering being made hereby is not underwritten. The sale of the shares offered hereby by the Selling Stockholders may be effected from time to time on the Nasdaq National Market or such other national securities exchange or automated interdealer quotation system on which the shares of the Company's Common Stock are then listed, in transactions in the over-the-counter market or in negotiated transactions or through a combination of such methods of sale at market prices prevailing at the time of sale or at negotiated prices. The Selling Stockholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the shares for which such broker-dealers may act as agents or to whom they sell as principals, or both.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Company with the Commission are hereby incorporated herein by reference as of their respective dates.

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997;

     (2) The Company's Proxy Statement dated December 30, 1997 relating to its 1998 Annual Meeting of Stockholders; and

     (3) The description of the Company's Common Stock as contained in the Company's Amended Registration Statement on Form S-1 (Registration No. 33-92220) declared effective by the Commission on June 13, 1995, at "Description of Capital Stock."

     All reports and documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                    EXPERTS

     The consolidated financial statements and schedules of Pediatric Services of America, Inc. and its consolidated subsidiaries (except for Premier Medical Services, Inc. for the year ended September 30, 1995) as of September 30, 1997 and 1996 and for each of the three years in the period ended September 30, 1997 incorporated by reference in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as stated in their reports also incorporated by reference in this prospectus and registration statement. The consolidated financial statements of Premier Medical Services, Inc. for the year ended September 30, 1995 (consolidated with those of the Company) have been audited by Deloitte & Touche LLP as stated in their report also incorporated herein by reference. Such financial statements of the Company and its consolidated subsidiaries are incorporated herein by reference in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

     The legality of the Shares offered hereby has been passed upon for the Company by Long Aldridge & Norman LLP, 303 Peachtree Street, N.E., Suite 5300, Atlanta, Georgia 30308, counsel to the Company.

                                   PROSPECTUS

                      PEDIATRIC SERVICES OF AMERICA, INC.

                                 300,000 SHARES
                                  COMMON STOCK

                         ----------------------------


     This Prospectus relates to reoffers and resales by certain affiliates (the "Selling Stockholders") of Pediatric Services of America, Inc. (the "Company") of up to 300,000 shares of Common Stock, $.01 par value, of the Company (the "Common Stock"), issuable upon the exercise of stock options granted and to be granted in the future by the Company pursuant to the Company's Directors Stock Option (the "Directors Plan"). The number of shares offered hereby may be adjusted as a result of events such as stock splits, stock dividends or similar transactions pursuant to the terms of the Directors Plan.

     The sale of the shares offered hereby may be effected from time to time in transactions on the Nasdaq National Market or such other national securities exchange or automated interdealer quotation system on which the shares of the Company's Common Stock are then listed, in the over-the-counter market or in negotiated transactions or through a combination of such methods of sale, at prevailing market prices or at negotiated prices.

     The shares of Common Stock of the Company are listed on the Nasdaq National Market under the trading symbol "PSAI." On February 5, 1998, the last reported sale price for the shares of Common Stock on the Nasdaq National Market was $20.25 per share.

                         -----------------------------


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
                SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                  EXCHANGE COMMISSION OR ANY STATE SECURITIES
                     COMMISSION PASSED UPON THE ACCURACY OR
                       ADEQUACY OF THIS PROSPECTUS.  ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                The date of this Prospectus is February 9, 1998.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN CONTEMPLATED AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT ANY INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               TABLE OF CONTENTS

                                                                      Page
                                                                      ----

AVAILABLE INFORMATION..............................................     1

GENERAL INFORMATION................................................     2

SELLING STOCKHOLDERS...............................................     2

MANNER OF SALE.....................................................     3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE....................     3

EXPERTS............................................................     3

LEGAL MATTERS......................................................     4

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning the Company can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the regional offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, the reports, proxy statements and other information can be obtained from the Commission's website at http:www.sec.gov. Quotations relating to the Common Stock appear on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company also can be inspected at the offices of the Nasdaq National Market, 1753 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus, which is a part of the Registration Statement, does not contain all the information set forth in, or annexed as exhibits to, the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits thereto. Copies of the Registration Statement, including exhibits, may be obtained from the aforementioned public reference facilities of the Commission upon payment of the prescribed fees or may be examined without charge at such facilities. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests should be directed to: Susan E. Dignan, General Counsel, Pediatric Services of America, Inc., 310 Technology Parkway, Norcross, Georgia 30092, telephone number 770-441-1580.

                              GENERAL INFORMATION

     The Company is a Delaware corporation with its principal executive offices at 310 Technology Parkway, Norcross, Georgia 30092. Its telephone number is
(770) 441-1580.

     Up to 300,000 shares of Common Stock offered hereby may be issued to the Selling Stockholders by the Company upon the exercise of stock options granted and to be granted in the future pursuant to the Directors Plan.


                              SELLING STOCKHOLDERS

     The following table sets forth as of the date of this Prospectus the name of each person eligible to use this Prospectus as a Selling Stockholder, the number of shares of Common Stock beneficially owned by such Selling Stockholder prior to this offering, the number of shares that the Selling Stockholder is eligible to reoffer and resell hereby and the number of shares of Common Stock to be owned after the completion of the offering made hereby. According to rules adopted by the Commission, one is a "beneficial owner" of securities if one has or shares the power to vote or direct the voting or the disposition of the securities. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned. An asterisk (*) indicates beneficial ownership of less than 1% of the outstanding shares of Common Stock of the Company. The business address of each Selling Stockholder is 310 Technology Parkway, Norcross, Georgia 30092.

                       SHARES OWNED PRIOR                           SHARES OWNED AFTER
                           TO OFFERING                            COMPLETION OF OFFERING
                     -----------------------                      -----------------------
                                   PERCENT    NUMBER OF SHARES                  PERCENT
NAME                  NUMBER(1)   OF CLASS     OFFERED HEREBY      NUMBER       OF CLASS
----                 ----------   --------   ------------------   -------      ----------
Robert P. Pinkas...   155,351(2)     2.4%          15,000         140,351         2.2%
Richard S. Smith...    28,093(3)      *            15,000          13,093          *
Adam O. Holzhauer..    58,000(4)      *            16,400          41,600          *
Michael J. Finn....    15,700(5)      *            15,000             700          *
Irving S. Shapiro..    41,600(6)      *            41,600               0          *

(1) The number of shares shown includes shares that are not currently outstanding but which certain stockholders are entitled to acquire or will be entitled to acquire within 60 days herefrom upon the exercise of stock options. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by the particular stockholder or group but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2) The shares indicated include 15,000 shares subject to options, 6,437 shares of Common Stock owned by Pinkas Family Partners of which Mr. Pinkas is general partner, and 123,914 shares of Common Stock owned by Brantley Venture Management, L.P. of which Pinkas Family Partners is the general partner.
(3) The shares indicated include 15,000 shares subject to options and 13,093 shares of Common Stock held by Smith Family Investment Partners. Mr. Smith is general partner of Smith Family Investment Partners, and he therefore may be deemed to beneficially own the shares held by Smith Family Investment Partners. Mr. Smith disclaims any beneficial ownership of the shares held by Smith Family Investment Partners.
(4)  The shares indicated include 16,400 shares subject to options.
(5)  The shares indicated include 15,000 shares subject to options.
(6)  All of the shares indicated are subject to options.

     The Selling Stockholders are non-employee directors of the Company.


                                 MANNER OF SALE

     The offering being made hereby is not underwritten. The sale of the shares offered hereby by the Selling Stockholders may be effected from time to time on the Nasdaq National Market or such other national securities exchange or automated interdealer quotation system on which the shares of the Company's Common Stock are then listed, in transactions in the over-the-counter market or in negotiated transactions or through a combination of such methods of sale at market prices prevailing at the time of sale or at negotiated prices. The Selling Stockholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the shares for which such broker-dealers may act as agents or to whom they sell as principals, or both.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Company with the Commission are hereby incorporated herein by reference as of their respective dates.

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997;

     (2) The Company's Proxy Statement dated December 30, 1997 relating to its 1998 Annual Meeting of Stockholders; and

     (3) The description of the Company's Common Stock as contained in the Company's Amended Registration Statement on Form S-1 (Registration No. 33-92220) declared effective by the Commission on June 13, 1995, at "Description of Capital Stock."

     All reports and documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisteres all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


                                    EXPERTS


     The consolidated financial statements and schedules of Pediatric Services of America, Inc. and its consolidated subsidiaries (except for Premier Medical Services, Inc. for the year ended September 30, 1995) as of September 30, 1997 and 1996 and for each of the three years in the period ended September 30, 1997 incorporated by reference in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as stated in their reports also incorporated by reference in this prospectus and registration statement. The consolidated financial statements of Premier Medical Services, Inc. for the year ended September 30, 1995 (consolidated with those of the Company) have been audited by Deloitte & Touche LLP as stated in their report also incorporated herein by reference. Such financial statements of the Company and its consolidated subsidiaries are incorporated herein by reference in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

     The legality of the Shares offered hereby has been passed upon for the Company by Long Aldridge & Norman LLP, 303 Peachtree Street, N.E., Suite 5300, Atlanta, Georgia 30308, counsel to the Company.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE
          ---------------------------------------

     The contents of the Registration Statement on Form S-8 (File No. 33-88406) are hereby incorporated by reference. The changes contained in this filing with respect to the aforementioned registration statement pertain only to the number of shares issuable pursuant to the exercise of options under the Stock Option Plan and the Directors Stock Option Plan.

     The following documents heretofore filed by Pediatric Services of America, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") hereby are incorporated herein by reference as of their respective dates:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997;

     (2) The Company's Proxy Statement, dated December 30, 1997 relating to its 1998 Annual Meeting of Stockholders; and

     (3) The description of the Company's Common Stock as contained in the Company's Amended Registration Statement on Form S-1 (Registration No. 33-92220) declared effective by the Commission on June 13, 1995, at "Description of Capital Stock."

     All reports and documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and made a part hereof from the date of the filing of such documents.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
          -----------------------------------------

     Article Ninth of the Company's Amended and Restated Certificate of Incorporation and Article VI, Section 4 of the Company's Amended and Restated Bylaws provide that each person who was or is made a party to, is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a person for whom he is a legal representative, or is or was a director, officer, employee or agent of the Company (or was serving at the request of the Company as a director, officer, employee or agent of another entity, including employee benefit plans) will be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law as it currently exists or is later amended. The Company shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board of Directors of the Company.

     Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys'
fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigation action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     Article Seventh of the Company's Amended and Restated Certificate of Incorporation also provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional approval of misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction in which the director derived an improper personal benefit.

     The Company maintains directors and officers liability insurance that will insure against liabilities that directors or officers of the Company may incur in such capacities.

ITEM 8.   EXHIBITS
          --------

EXHIBIT
NUMBER                        DESCRIPTION
------                        -----------

4.1(a)   Amended and Restated Certificate of Incorporation of the
         Company. (1)

4.1(b) Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company. (2)

4.2      Amended and Restated Bylaws of the Company. (3)

5.1      Opinion of Long Aldridge & Norman LLP. *

10.1     Amended and Restated Stock Option Plan, as amended, of the Company.(4)

10.2 Amendment to the Company's Amended and Restated Stock Option Plan, as amended. (4)

10.3 Amendment to the Company's Amended and Restated Stock Option Plan, as amended. *

10.4     The Company's Directors Plan.(5)

10.5     Amendment to the Company's Directors Plan. (6)

10.6     Amendment to the Company's Directors Plan. *

23.1     Consent of Ernst & Young LLP. *

23.2     Consent of Deloitte & Touche LLP *

23.3 Consent of Long Aldridge & Norman LLP (included in the opinion filed as Exhibit 5.1). *

24.1      Powers of Attorney (see signature page to this Registration
          Statement). *

----------------------------------
*  Filed herewith.


(1) Incorporated herein by reference to Exhibit 3.1 to Registrant's registration statement on Form S-1, filed May 31, 1994 (Registration No. 33-77880).

(2) Incorporated herein by reference to Exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996.

(3) Incorporated herein by reference to Exhibit 3.2 to Registrant's registration statement on Form S-1, filed May 31, 1994 (Registration No. 33-77880).

(4) Incorporated herein by reference to Exhibit 10.7 to Registrant's registration statement on Form S-1, filed May 31, 1994 (Registration No. 33-77880).

(5) Incorporated herein by reference to Exhibit 10.12 to Registrant's registration statement on Form S-1, filed May 31, 1994 (Registration No. 33-77880).

(6) Incorporated herein by reference to Exhibit 10.8(d) to Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1995.


ITEM 9.   UNDERTAKINGS
          ------------

A.   RULE 415 OFFERING.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, because this registration statement is on Form S-8, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B.        SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

          The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C.        INDEMNIFICATION OF OFFICERS, DIRECTORS AND CONTROLLING
PERSONS.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Norcross, State of Georgia, on February 6, 1998.

                              PEDIATRIC SERVICES OF AMERICA, INC.
                              (Registrant)

                              By: /s/ Joseph D. Sansone
                                  ---------------------------
                                  Joseph D. Sansone
                                  Chairman of the Board, President and
                                  Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph D. Sansone and Stephen M. Mengert, and each of them, as his true and lawful attorneys-in-fact, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact (or any of them) and agents or their substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of February 6, 1998.

Signatures                       Title
----------                       -----


/s/ Joseph D. Sansone            Chairman of the Board of Directors,
------------------------------   President and Chief Executive Officer
Joseph D. Sansone                (Principal Executive Officer)


/s/ Stephen M. Mengert           Chief Financial Officer, Senior Vice President,
----------------------------     Treasurer and Secretary
Stephen M. Mengert               (Principal Financial and Accounting Officer)



/s/ Michael J. Finn              Director
---------------------------
Michael J. Finn


/s/ Adam O. Holzhauer            Director
----------------------------
Adam O. Holzhauer


/s/ Robert P. Pinkas             Director
----------------------------
Robert P. Pinkas


/s/ Irving S. Shapiro            Director
----------------------------
Irving S. Shapiro


/s/ Richard S. Smith             Director
----------------------------
Richard S. Smith

                                 EXHIBIT INDEX



Exhibit
-------

4.1(a)    Amended and Restated Certificate of Incorporation of the Company.(1)

4.1(b) Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company. (2)

4.2       Amended and Restated Bylaws of the Company. (3)

5.1       Opinion of Long Aldridge & Norman LLP. *

10.1      Amended and Restated Stock Option Plan, as amended, of the Company.(4)

10.2 Amendment to the Company's Amended and Restated Stock Option Plan, as amended. (4)

10.3 Amendment to the Company's Amended and Restated Stock Option Plan, as amended. *

10.4      The Company's Director's Plan.(5)

10.5      Amendment to the Company's Directors Plan. (6)

10.6      Amendment to the Company's Directors Plan. *

23.1      Consent of Ernst & Young LLP. *

23.2      Consent of Deloitte & Touche LLP. *

23.3 Consent of Long Aldridge & Norman LLP (included in the opinion filed as Exhibit 5.1). *

24.1      Powers of Attorney (see signature page to this Registration
          Statement). *

-----------------------------------
*    Filed herewith.


(1) Incorporated herein by reference to Exhibit 3.1 to Registrant's registration statement on Form S-1, filed May 31, 1994 (Registration No. 33-77880).

(2) Incorporated herein by reference to Exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996.

(3) Incorporated herein by reference to Exhibit 3.2 to Registrant's registration statement on Form S-1, filed May 31, 1994 (Registration No. 33-77880).

(4) Incorporated herein by reference to Exhibit 10.7 to Registrant's registration statement on Form S-1, filed May 31, 1994 (Registration No. 33-77880).

(5) Incorporated herein by reference to Exhibit 10.12 to Registrant's registration statement on Form S-1, filed May 31, 1994 (Registration No. 33-77880).

(6) Incorporated herein by reference to Exhibit 10.8(d) to Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1995.